                      ANNEXES, SCHEDULES AND EXHIBITS


                                      TO


                     AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of February 1, 1996


                                     among


                                 C.I.S., INC.,

                                 as Borrower,


                          C.I.S. TECHNOLOGIES, INC.,

                                  as Parent,


                                      and



                     GENERAL ELECTRIC CAPITAL CORPORATION,

                                   as Lender




















               STM-62344.3

                   INDEX OF ANNEXES, SCHEDULES AND EXHIBITS


Annex A  -     Definitions; Rules of Construction
Annex B  -     Cash Management System
Annex C  -     Schedule of Closing Documents
Annex D  -     Schedule of Certain Fees
Annex E  -     Financial Statements and Notices
Annex F  -     Insurance Requirements
Annex G  -     Financial Covenants


Schedule 3.2   -     Executive Offices; Trade Names
Schedule 3.4   -     Financial Statements
Schedule 3.5   -     Dividends
Schedule 3.6   -     Real Estate and Leases
Schedule 3.8   -     Labor Matters
Schedule 3.9   -     Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule 3.12  -     Tax Matters
Schedule 3.13  -     ERISA Plans
Schedule 3.14  -     Litigation
Schedule 3.16  -     Patents, Trademarks, Copyrights and Licenses
Schedule 3.19  -     Insurance Policies
Schedule 3.20  -     Bank Accounts
Schedule 6.2   -     Investments
Schedule 6.3   -     Indebtedness
Schedule 6.4   -     Loans to and Transactions with Employees
Schedule 6.7   -     Liens
Schedule 10.8  -     Authorized Signatures


Exhibit A      -     Form of Notice of Revolving Credit Advance
Exhibit B      -     Form of Borrowing Base Certificate
Exhibit C      -     Form of Revolving Credit Note
Exhibit D      -     Form of Term Note
Exhibit E      -     Parent Guaranty
Exhibit F      -     Security Agreement
Exhibit G      -     Form of Subsidiary Guaranty
Exhibit H      -     Form of Subsidiary Security Agreement
Exhibit I      -     Form of Pledge Agreement



































               STM-62344.3

                                 ANNEX A
                                   to
                          AMENDED AND RESTATED
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                   DEFINITIONS; RULES OF CONSTRUCTION


   1. Definitions. In addition to the defined terms appearing in this Agreement and other Loan Documents, capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement and the other Loan Documents) the following respective meanings:

         "Account Debtor" shall mean any Person who may become obligated to a Borrower under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles.

         "Accounts" shall mean, with respect to any Person, all "accounts," as such term is defined in the Code, now owned or hereafter acquired by such Person and, in any event, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Person, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code); (b) all of such Person's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all monies due or to become due to such Person under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said purchase orders and contracts; and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

         "Acquisition Notes" shall mean those notes each dated November 31, 1994 made by Parent in connection with the acquisition by Parent of all of the capital stock of AMSC in favor of Randall Ray and Wendy R. Lewis in the original principal amount of $245,000 and $255,000 in the case of the convertible notes made in favor of Randall Ray and Wendy R. Lewis, respectively, and $735,000 and $765,000 in the case of the non-convertible notes made in favor of such Persons, respectively.

         "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such












           STM-62598.3

Person, or (c) each of such Person's officers, directors, joint ventures and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Amended and Restated Credit Agreement to which this Annex A is attached and of which it forms a part, including all Annexes, Schedules, and Exhibits attached or otherwise identified thereto, all restatements, modifications and supplements hereof or hereto, and any appendices, attachments, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, that any reference to the Schedules to this Agreement shall be deemed a reference to the Schedules as in effect as of the Closing Date, unless otherwise provided in a written amendment thereto.

         "AMSC" shall mean Automated Medical Systems Consultants, Inc., a Florida corporation.

         "Audit Services" shall mean the audit services provided by Borrower (as successor in interest to HBA) to Persons in or related to the medical care industry, including, but not limited to, charge r e covery and verification services, services in connection with Borrower's (as successor in interest to HBA) Defense Audit Program, Concurrent Audit Programs, and supplemental audit support services.

         "Borrower" has the meaning assigned to it in the preamble to this Agreement.

         "Borrowing Availability" shall mean, at any time, the lesser at such time of (a) the Revolving Credit Commitment and (b) the Borrowing Base.

         "Borrowing Base" shall mean, at any time, an amount determined by Lender to be equal to the sum at such time of:


         (a) up to eighty-five percent (85%) of Eligible Accounts (other than Eligible Charge Recovery Accounts); and

         (b) up to the lesser of (i) fifty percent (50%) of Eligible Charge Recovery Accounts and (ii) $1,500,000;

minus, the amount of any reserves as Lender may deem necessary or appropriate from time to time in its reasonable discretion.

         "Borrowing Base Certificate" shall mean a certificate duly completed in the form attached hereto as Exhibit B.

         "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York City.

         "Capital Expenditures" shall mean, as of any date, all payments or accruals (including Capital Lease Obligations) for any asset or improvements or for replacements, substitutions or additions thereto, that are required to be capitalized under GAAP.
















           STM-62598.3

         "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

         "Cash Equivalents" shall mean: (a) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed or insured by the government of the United States of America or any agency thereof and backed by the full faith and credit of the United States of America; (b) certificates of deposit, Eurodollar time deposits, overnight bank deposits and bankers' acceptances of any domestic commercial bank having capital and surplus in excess of $500,000,000, having maturities of one year or less from the date of acquisition; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corp. or at least P-1 by Moody's Investors Services, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, in each case with maturities of not less than sixty (60) days from the date acquired.

         "Change of Control" shall mean (i) the replacement of a majority of the Board of Directors of Parent, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, which replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Parent then still in office who were either members of the Board of Directors at the beginning of such period or whose appointment as a member of the Board of Directors was previously so approved; (ii) as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, a Person or entity or group of Persons acting in concert as a partnership, joint venture, alliance or other group shall have become the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act as in effect on the Closing Date) of securities of Parent representing 30% or more of the combined voting power of the then outstanding securities of ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors thereof; or (iii) all of the shares of capital stock of Borrower are not owned directly by Parent.

         "Charge Recovery Account" shall mean any Account that arises from the provision by Borrower (as successor in interest to the business of HBA) of Charge Recovery Audit Services and as to which Account the Account Debtor has not yet received a remittance notice from the third party payor or insurer.

         "Charges" shall mean, for any Loan Party, all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges or Liens upon or relating to (a) the Collateral,
(b) the Obligations, (c) the employees, payroll, income or gross receipts of such Loan Party,(d) the ownership or use by such Loan Party of any of its assets, or (e) any other aspect of such Loan Party's business.

         "Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired and wherever located.

         "CIS Accounts" shall mean Accounts of Borrower which are not HBA Accounts.

         "Claim" shall have the meaning assigned to it in Section 1.12.

         "Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied, in

           STM-62598.3


Lender's sole discretion, or waived in writing by Lender, and the Tranche D Term Loan has been made.

         "Closing Fee" shall have the meaning assigned to it in Annex D.

         "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or the remedies with respect to, Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         "Collateral" shall mean the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Lender to secure the Obligations.

         "Collateral Documents" shall mean the Security Agreement, the Pledge Agreement, any Subsidiary Security Agreement, the Concentration Account Agreement, the Lock Box Account Agreements and the Disbursement Account Agreement and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations.

         "Collection Account" shall mean that certain account of Lender, account number 502-328-54 in the name of GECC/CAF Depository at Bankers Trust Company, 1 Bankers Trust Plaza, New York, New York 10006, ABA number 021-001-033, or such other account as may be designated by Lender.

         "Commitment Termination Date" shall mean the earliest of (a) October 31, 1997, (b) the date of termination of the Revolving Credit Commitment pursuant to Section 8.2, and (c) the date of termination of the Revolving Credit Commitment in accordance with the provisions of
Section 1.3(c).

         "Company Documents" shall mean the Limited Liability Company Agreement, dated as of October 31, 1994, between Borrower and GE Capital Finance, Inc. and the Services Agreement and the Technology Agreement, each dated as of October 31, 1994 among Parent, Borrower, GE Capital Commercial Finance, Inc. and SA Services, L.L.C., and all other agreements, documents, and instruments executed and delivered in connection therewith.

         "Concentration Account" shall have the meaning assigned to it in Annex B.

         "Concentration   Account  Agreement"  shall  have  the  meaning
assigned to it in Annex B.

         "Contracts" shall mean, with respect to any Person, all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

         "Copyrights" shall, with respect to any Person, mean any United States copyright to which such Person now or hereafter has title, as well as any application for a United States of America copyright hereafter made by such Person.










           STM-62598.3

         "Current Assets" shall mean, with respect to any Person at any date, all assets of such Person which are or should be classified as current on a consolidated balance sheet of such Person as of such date prepared in accordance with GAAP.

         "Current Liabilities" shall mean, with respect to any Person at any date, all liabilities of such Person which are or should be classified as current on a consolidated balance sheet of such Person as of such date prepared in accordance with GAAP.

         "Default" shall mean any Event of Default or any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         "Default Rate" shall mean the rate equal to the sum of two and one-half percent (2.5%), plus (i) in the case of the Revolving Credit Loan, the Revolving Credit Rate; or (ii) in the case of the Term Loan, the Term Rate.

         "Deferred Taxes" shall mean, with respect to any Person at any date, the amount of deferred taxes of such Person as shown on the balance sheet of such Person prepared in accordance with GAAP of such date.

         "Disbursement Account" shall have the meaning assigned to it in Annex B.

         "Disbursement Account Agreement" shall have the meaning assigned to it in Annex B.

         "Documents" shall mean, with respect to any Person, all "documents," as such term is defined in the Code, now owned or hereafter acquired by such Person, wherever located, and in any event any bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "DOL" shall mean the United States Department of Labor or any successor thereto.

         "Earn Out Agreement" shall mean that certain agreement dated May 11, 1995 by and among FFMC, Parent, John A. Booth and each of the parties listed on the signature lines thereto as Shareholders.

         "EBIT" shall mean, for any period, the Net Income (Loss) of Parent and its Subsidiaries for such period, plus interest expense, tax expense, and extraordinary losses and minus extraordinary gains, in each case, of Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

         "Eligible Accounts" shall mean, with respect to Borrower and AMSC, such Accounts of Borrower or AMSC that are not ineligible as the basis for Revolving Credit Advances based on the criteria set forth below. Unless otherwise agreed to in writing by Lender, in determining whether an Account constitutes an Eligible Account, Lender shall not include any Account:

         (a) that does not arise from the sale of goods or services by Borrower or AMSC in the ordinary course of Borrower's or AMSC's, as the case may be, business;












           STM-62598.3

         (b) upon which (i) Borrower's or AMSC's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatever, or (ii) Borrower or AMSC is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

         (c) (i) against which, or against any contract or agreement pursuant to which such account arises, is asserted or may be asserted any defense, counterclaim or set-off, or (ii) which is a "contra" Account, whether well-founded or otherwise, in each case to the extent of such defense, counterclaim, set-off or "contra" amount;

         (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for merchandise sold and accepted by or services rendered to the Account Debtor obligated upon such Account;

         (e) with respect to which an invoice, acceptable to Lender in form and substance to ensure compliance with the terms of the Loan Documents, has not been sent to Account Debtor;

         (f) that is not owned by Borrower or AMSC, as the case may be, or is subject to any right, claim, or interest of another other than the Lien in favor of Lender;

         (g) that arises from a sale to or performance of services for an employee, Affiliate, parent or Subsidiary of Borrower or AMSC, as the case may be, or an entity which has common officers or directors with Borrower or AMSC;

         (h) that is the obligation of an Account Debtor that is the Federal government or a political subdivision thereof, unless Borrower or AMSC, as the case may be, has complied with the Federal Assignment of Claims Acts of 1940, and any amendments thereto, with respect to such obligation;

         (i) that is evidenced by chattel paper, a promissory note, negotiable instrument or any other instrument of any kind;

         (j) that is the obligation of an Account Debtor located in a foreign country, unless the sale of goods giving rise to the Account is on a letter of credit or other credit support basis satisfactory to Lender's security interest in or assignment of such Account and letter of credit or other credit support is duly and properly created and/or perfected to Lender's satisfaction; or the sale represented by such Account is denominated in other than Dollars or is payable outside the United States of America;

         (k) that is the obligation of an Account Debtor to whom Borrower or AMSC, as the case may be, is or may become liable for goods sold or services rendered by the Account Debtor to Borrower or AMSC;

         (l) that arises with respect to goods or services which are delivered or rendered on a cash-on-delivery basis or placed on consign-ment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;

         (m) that is in default; provided, that an Account shall be deemed in default upon the occurrence of any of the following:
















           STM-62598.3

               (i) with respect to any CIS Account or Account of AMSC, such CIS Account or Account of AMSC, as the case may be, is not paid within the earlier of (x) sixty (60) days from the due date, and (y) ninety (90) days from its invoice date;

               (ii) with respect to any HBA Account (other than a Charge Recovery Account), such HBA Account is not paid within the earlier of (x) thirty (30) days from the due date, and (y) sixty (60) days from its invoice date;

               (iii) with respect to any Charge Recovery Account, such Account is not paid within 180 days of Borrower's or AMSC's, as the case may be, submission of a claim in respect thereof to the insurer or other third party payor;

               (iv) the sale represented by such Account is subject to any material claim or dispute by the Person to whom or to which it was made;

               (v) if any Account Debtor obligated upon such Account suspends business, becomes insolvent, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

               (vi) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors;

         (n) that is the obligation of an Account Debtor as to which fifty percent (50%) or more of the Dollar value of the Accounts of such Account Debtor have become, or have been determined by Lender to be, ineligible;

         (o) the sale represented by such Account is on terms longer than Borrower's or AMSC's, as the case may be, standard terms;


         (p) that arises from any bill-and-hold or other sale of goods which remain in Borrower's or AMSC's possession or under Borrower's or AMSC's control;

         (q) as to which the interest of Lender therein is not a first priority perfected security interest;

         (r) to the extent such Account exceeds any credit limit established by Lender with respect to any Account Debtor from time to time;

         (s) that fails to meet or violates any of Borrower's or AMSC's, as the case may be, representations, warranties or covenants contained in this Agreement or any other Loan Document; or

         (t) that is not otherwise acceptable in the reasonable judgment of Lender based upon such credit and collateral considerations as Lender may deem appropriate from time to time.

         "Eligible Charge Recovery Accounts" shall mean such Eligible Accounts which are also Charge Recovery Accounts.
















           STM-62598.3

         "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances, orders and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
Section 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

         "Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened

Release, or the presence of a Hazardous Material.

         "Equipment" shall mean all "equipment" as such term is defined in the Code, and, in any event, shall include all machinery, equipment, furnishings, fixtures and vehicles and any and all additions, accessions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to any Loan Party, any trade or business (whether or not incorporated) under common control with such Loan Party and which, together with such Loan Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the IRC.

         "ERISA Event" shall mean, with respect to any Loan Party or any ERISA Affiliate, (a) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of such Loan Party or any ERISA Affiliate from any Multiemployer Plan;
(d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceeding to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (f) any other event or condition w h ich might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the




           STM-62598.3
termination of, or the appointment of a trustee to administer, any Title
IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA.

         "Event  of  Default"  shall  have the meaning assigned to it in
Section 8.1.

         "Excess Borrowing Availability" shall mean at any time of measurement, the amount by which Borrowing Availability exceeds the aggregate outstanding principal amount of the Revolving Credit Advances.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreement" shall have the meaning assigned to it in the Recitals to this Agreement.

         "Fees"  shall  mean  the  fees  due  to  Lender as set forth in
Section  1.7,  and  any  other  fees  due to Lender pursuant to the Loan
Documents.

         "FFMC" shall mean First Financial Management Corporation, a Georgia corporation.

         "FFMC Guaranty" shall mean that certain Corporate Guaranty dated as of May 31, 1995 by Parent in favor of FFMC.

         "FFMC Note" shall mean that certain promissory note in the original aggregate principal amount of $5,000,000 originally made by HCCI (and subsequently assumed by Borrower in connection with the Reorganization) in favor of FFMC.

         "FFMC Pledge Agreement" shall mean that certain Stock Pledge Agreement, dated as of May 31, 1995, between Parent and FFMC whereby Parent has pledged in favor of FFMC all of the capital stock of HCCI.


         "FFMC Security Agreement" shall mean that certain Security Agreement dated May 31, 1995 made by HCCI in favor of FFMC, whereby HCCI has granted in favor of FFMC a second priority security interest in HCCI's accounts receivable.

         "Financials" shall mean the financial statements referred to in paragraph 1 of Schedule 3.4.

         "Fiscal Month" shall mean each of the monthly accounting periods of the Loan Parties.

         "Fiscal Quarter" shall mean each of the three-month periods ending on March 31, June 30, September 30 or December 31.

         "Fiscal Year" shall, for the Loan Parties, mean the 12-month period of the Loan Parties ending on December 31 of each year. Subsequent changes of the fiscal year of such Loan Parties shall not change the term "Fiscal Year," unless Lender shall consent in writing to such change.

         "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of the following for Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) EBIT for













           STM-62598.3
such period to (b) the sum of (i) interest expense paid or deemed paid in respect of Funded Debt during such period, plus (ii) regularly scheduled payments of principal paid or deemed paid on Funded Debt during such period, plus (iii) taxes paid during such period.

         "Fixtures" shall, with respect to any Person, mean all "fixtures," as such term is defined in the Code, now or hereafter owned or acquired such Person, wherever located, and, in any event, including all of the fixtures, systems, machinery, apparatus, equipment and fittings of every kind and nature whatsoever and all appurtenances and additions thereto and substitutions therefor or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located (including all heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning and air cooling, refrigerating, incinerating and power, loading and unloading, signs, escalators, elevators, boilers, communication, switchboards, sprinkler and other fire prevention and extinguishing fixtures, systems, machinery, apparatus and equipment, and all engines, motors, dynamos, machinery, pipes, pumps, tanks, conduits and ducts constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property).

         "Funded Debt" shall mean, for any Person, all of such Person's Indebtedness which by the terms of the agreement governing or instrument evidencing such Indebtedness matures more than one year from, or is directly or indirectly renewable or extendible at the option of such Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of such Person.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied, except that, for purposes of Section 6.10 and Annex G, GAAP shall be determined on the basis of such principles in effect on December 31, 1994 and consistent with those used in the preparation of the audited financial statements referred to in Section 3.4.

         "General Intangibles" shall mean, with respect to any Person, all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by such Person and, in any event, including all right, title and interest which such Person may now or hereafter have in or under any Contract, all customer lists, Intellectual Property, interests in partnerships, joint ventures and other business a s s o ciations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies, (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man, and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, and other bank accounts (including with respect to the Loan Parties the Lock Box Accounts, the Concentration Account and the Disbursement Account), rights to receive tax refunds and other payments and rights of indemnification.

         "Goods" has the meaning assigned to it in the Code.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.






           STM-62598.3

         "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

         "Hazardous Material" shall mean (i) any element, material, compound, mixture, solution, chemical, substance, or pollutant within the definition of "hazardous substance" under Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(14); petroleum or any fraction, byproduct or distillation product thereof; asbestos, polychlorinated biphenyls, or any radioactive substances; and any material regulated as a hazardous substance by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility; or (ii) any element, pollutant, contaminate or discarded material (including any radioactive material) within the definition of Section 103(6) of the Resource Conservation and Recovery
Act, 42 U.S.C. Section 6903(6); and any material regulated as a hazardous waste by any jurisdiction in which any Loan Party owns or operates or has owned or operated a facility, or to which any Loan Party sends material for treatment, storage or disposal as waste.

         "HBA" has the meaning assigned to it in the Recitals to this Agreement.

         "HBA Accounts" shall mean Accounts of Borrower which are attributable to that portion of Borrower's business which prior to the Reorganization was HBA's business.


         "HCCI" has the meaning assigned to it in the Recitals to this Agreement.

         "HCCI Acquisition" shall mean the acquisition by Parent of all the capital stock of HCCI from MicroBilt Corporation pursuant to the Stock Purchase Agreement and the other HCCI Acquisition Documents.

         "HCCI Acquisition Documents" shall mean the Stock Purchase Agreement, the Earn Out Agreement and any other document directly related to the HCCI Acquisition.

         "Indebtedness" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations, (e) all Guaranteed Indebtedness, (f) all Indebtedness referred to in clause (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (g) the Obligations, and (h) all liabilities under Title IV of ERISA.




           STM-62598.3

         "Indemnified  Person"  shall have the meaning assigned to it in
Section 1.12.

         "Index Rate" shall mean, for any day, the latest rate for thirty-day dealer placed commercial paper (which for purposes hereof shall mean high grade unsecured notes sold through dealers by major corporations in multiples of $1,000) which normally is published in the "Money Rates" section of The Wall Street Journal for such day or, in the event such rate is not so published, in such other nationally recognized publication as Lender may specify. Each change in any interest rate provided for herein based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         "Instruments" shall mean, for any Person, all "instruments," as such term is defined in the Code, now owned or hereafter acquired by such Person, wherever located and in any event all certificated securities, certificates of deposit and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Intellectual   Property"   shall   mean,   for   any   Person,
collectively, all Trademarks, all Patents, all Copyrights and all Licenses now held or hereafter acquired by such Person, together with all franchises, tax refund claims, rights of indemnification, payments under insurance, indemnities, warranties and guarantees payable with respect to the foregoing.

         "Inventory" shall mean, for any Person, all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by, such Person, wherever located, and, in any event, including inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies, and all accessions and additions thereto and all documents of title covering any of the foregoing.

         "Investment" shall mean, for any Person (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition; (b) the making of any deposit with, capital contribution or other investment in, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); and (c) the entering into of any Guaranteed Indebtedness of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

         "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "IRS" shall mean the Internal Revenue Service, or any successor thereto.

         "Leases" shall mean all of those leasehold estates in real property now owned or hereafter acquired by a Loan Party, as lessee or sublessee.

         "Lender" shall have the meaning assigned to it in the first paragraph of this Agreement.










           STM-62598.3

         "License" shall mean, with respect to any Person, any Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by such Person.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         "Loan Documents" shall mean this Agreement, the Revolving Credit Note, the Term Note, the Parent Guaranty, any Subsidiary Guaranty, the Collateral Documents and all agreements, instruments, documents and certificates in favor of Lender in connection with this Agreement or the financing transactions contemplated hereby, including all pledges, powers of attorney, consents, assignments, contracts, notices and other written matter whether now existing or hereafter arising.

         "Loan Party" shall mean Borrower, Parent and each Subsidiary of Parent or Borrower.

         "Lock Box Account Agreements" shall have the meaning assigned to it in Annex B.

         "Lock Box Accounts" shall have the meaning assigned to it in Annex B.

         "Margin Stock" shall have the meaning specified in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Material  Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects, or financial or other condition of the Parent and its Subsidiaries taken as a whole or of Borrower or the industry within which Parent or Borrower operates,
(b) any Loan Party's ability to pay or perform the Obligations in accordance with the terms of the Loan Documents, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Liens, or
(d) the rights and remedies of Lender under this Agreement and the other Loan Documents.

         "Maximum  Lawful Rate" shall have the meaning assigned to it in
Section 1.5(d).

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA, and to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Income (Loss)" shall mean for any period, the aggregate net income (or loss) after income and franchise taxes of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; less any net income of any Person that is not a direct or indirect Wholly-owned Subsidiary of Parent, unless received by Parent in cash.

         "Net Proceeds" shall mean with respect to any issuance of Stock by Borrower, Parent or any of their respective Subsidiaries or Affiliates subsequent to the Closing Date, the cash proceeds received by such Person from such issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses and other reasonable costs and expenses actually incurred in connection therewith other than such amounts payable to an Affiliate of Borrower.



           STM-62598.3

         "Net Worth" shall mean, with respect to any Person, at any date, the total assets (excluding investments in subsidiaries and any assets attributable to any issuances by such Person of any Stock on or after the date hereof) minus the total liabilities, in each case, of such Person at such date determined in accordance with GAAP.

         "Non-Use Fee" shall have the meaning assigned to it in Annex D.

         "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(c).

         "Obligations" shall mean all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by any Loan Party to Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Loan Documents. This term includes all p r incipal, interest (including interest which accrues after the commencement of any case or proceeding referred to in Section 8.1(g) or
(h)), all Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Loan Party under any of the Loan Documents.

         "Other  Taxes" shall have the meaning assigned to it in Section
1.14(b).

         "Parent" has the meaning assigned to it in the first paragraph of this Agreement.

         "Parent Guaranty" shall mean the Parent Guaranty, dated as of October 15, 1994, attached hereto as Exhibit E executed by Parent in favor of Lender.

         "Patent License" shall mean, with respect to any Person, rights under any written agreement now owned or hereafter acquired by granting any right with respect to any invention on which a Patent is in existence.

         "Patents" shall mean, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all letters patent of the United States of America or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country, and (b) all reissues, divisions, continu-ations, continuations-in-part or extensions thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower or any Subsidiary of Borrower, if any, or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Permitted Encumbrances" shall mean, for any Loan Party, the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or which are not payable under Section 5.2; (b) pledges or deposits securing obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar









           STM-62598.3
legislation;  (c)  pledges or deposits securing bids, tenders, contracts
(other than contracts for the payment of money) or leases to which such Loan Party is a party as lessee made in the ordinary course of business;
(d)  deposits  securing  public  or  statutory  obligations of such Loan
Party; (e) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (f) carriers', warehousemen's or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $100,000 at any time in the aggregate for all of the Loan Parties; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which such Loan Party is a party; (h) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (i) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; and (j) Liens on Schedule 6.7 existing on the Closing Date.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean, with respect to any Loan Party or any ERISA Affiliate, at any time, an employee benefit plan, as defined in
Section 3(3) of ERISA, which such Loan Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Pledge   Agreement"   shall   mean   the   Pledge   Agreement,
substantially in the form of Exhibit I attached hereto, made by Parent in favor of Lender.

         "Proceeds" shall mean all "proceeds," as such term is defined in the Code and, in any event, shall include, with respect to any
Person: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of its property or assets; (b) any and all payments (in any form whatsoever) made or due and payable to such Person from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of such Person's property or assets by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (c) any claim of such Person against third parties (i) for past, present or future infringement of any Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (d) any recoveries by such Person against third parties with respect to any litigation or dispute concerning any of such Person's property or assets; and (e) any and all other amounts from time to time paid or payable under or in connection with any of such Person's property or assets, upon disposition or otherwise.

         "Property"  shall  have  the  meaning assigned to it in Section
5.14.

         "Qualified Plan" shall mean, for any Loan Party, an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under IRC Section 401(a), and which such Loan Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.






           STM-62598.3

         "Regulatory Change" shall mean, with respect to Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of lenders including Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the inter-pretation or administration thereof.

         "Release" shall mean, as to any Person, any release or any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration of a Hazardous Material into the indoor or outdoor environment by such Person (or by a person under such Person's direction or control), including the movement of a Hazardous Material through or in the air, soil, surface water, ground water or property; but shall exclude any release, discharge, emission or disposal in material compliance with a then effective permit or order of a Governmental Authority.

         "Reorganization" shall have the meaning assigned to it in the Recitals to this Agreement.

         "Reportable  Event"  shall  mean any of the events described in
Section 4043(b) (1), (2), (3), (5), (6), (8) or (9) of ERISA.

         "Restricted  Payment"  shall  mean, with respect to any Person:
(a) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of such Person's Stock; (b) any payment on account of the purchase, redemption, defeasance or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; or (c) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person.

         "Retiree Welfare Plan" shall refer to any Welfare Plan providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to
Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

         "Revolving Credit Advances" shall have the meaning assigned to it in Section 1.1(a).

         "Revolving Credit Commitment" shall mean the commitment of Lender to make Revolving Credit Advances to Borrower pursuant to Section
1.1 in the aggregate principal amount outstanding not to exceed at any time $6,000,000, as such amount may be reduced or modified pursuant to this Agreement.

         "Revolving Credit Loan" shall mean the aggregate amount of Revolving Credit Advances of Lender outstanding at any time.

         "Revolving Credit Note" shall mean the promissory note provided for by Section 1.1(d) and all promissory notes delivered in substitution or exchange therefor.

         "Revolving Credit Rate" shall mean the sum of the Index Rate plus three and seventy-five one hundredths percent (3.75%) per annum.














           STM-62598.3

         "Schedule of Documents" shall mean the schedule attached hereto as Annex C, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder.

         "Security Agreement" shall mean the Security Agreement, dated as of October 15, 1994, attached hereto as Exhibit F, between Lender, Borrower and Parent.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         "Stock Purchase Agreement" shall mean that certain Stock Purchase and Sale Agreement dated the 11th day of May, 1995 by and among FFMC, MicroBilt Corporation and Parent.

         "Subject Property" shall mean all real property owned, leased or operated by any Loan Party.

         "Subsidiary" shall mean, with respect to any Person: (a) any corporation of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise; and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of 50% or more or of which any such Person is a general partner or may exercise the powers of a general partner.

         "Subsidiary Guaranty" shall mean any guaranty executed by a Subsidiary of Parent in substantially the form of Exhibit G hereto, including, without limitation, that certain guaranty dated as of November 1, 1994, made by AMSC in favor of Lender.

         "Subsidiary Security Agreement" shall mean any security agreement entered into between a Subsidiary of Parent and Lender in substantially the form of Exhibit H hereto, including without limitation, that certain security agreement, dated as of November 1, 1994, between AMSC and Lender.

         "Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender by the United States of America, the jurisdiction under the laws of which Lender is organized or the jurisdiction in which Lender's applicable lending office is located or, in each case, any political subdivision thereof.

         "Term Loan" shall mean the Tranche A Term Loan, the Tranche B Term Loan, the Tranche C Term Loan and the Tranche D Term Loan made by Lender to Borrower in accordance with the terms of Section 1.2.

         "Term Loan Commitment" shall mean, the commitment of Lender to make the Term Loan to Borrower pursuant to Section 1.2 in the aggregate principal amount of $8,250,000.









           STM-62598.3

         "Term  Note"  shall  mean  the  promissory note provided for in
Section 1.2(a) and all promissory notes delivered in substitution or exchange therefor.

         "Term Rate" shall mean the sum of the Index Rate, plus four percent (4%) per annum.

         "Termination Date" shall mean the date on which (a) the Revolving Credit Commitment has been terminated in full, and Lender shall have no further obligation to make any credit extensions or financial accommodations hereunder, and (b) all Obligations have been irrevocably paid in full.

         "Title IV Plan" shall mean a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         "Total Days Sales in Accounts" shall mean, for Borrower and for any of Borrower's Accounts, at the end of each Fiscal Quarter of Borrower, the product obtained by multiplying the total number of days in such Fiscal Quarter by a fraction, the numerator of which is the average of the three Fiscal Month-end book values of such Accounts (net of allowance for doubtful accounts) of Borrower for such Fiscal Quarter as reflected in its books and records and determined in accordance with established practices consistently applied, and the denominator of which is the gross sales of Borrower for such Fiscal Quarter that gave rise to such Accounts as reflected in its books and records and determined in accordance with established practices consistently applied.

         "Trademark License" shall mean, with respect to any Person, rights under any written agreement now owned or hereafter acquired by such Person granting any right to use any Trademark or Trademark registration.

         "Trademarks" shall mean, with respect to any Person, all of the following in which such Person now holds or hereafter acquires any interest: (a) all common law and statutory trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all licenses thereunder and together with the goodwill associated with and symbolized by such trademark.

         "Tranche  A Term Loan" shall have the meaning assigned to it in
Section 1.2(a)(i).

         "Tranche  B Term Loan" shall have the meaning assigned to it in
Section 1.2(a)(ii).

         "Tranche  C Term Loan" shall have the meaning assigned to it in
Section 1.2(a)(iii).

         "Tranche  D Term Loan" shall have the meaning assigned to it in
Section 1.2(a)(iv).

         "Welfare  Plans"  shall  mean  any  welfare plan, as defined in
Section 3(1) of ERISA, which is maintained or contributed to by any Loan Party or any ERISA Affiliate.

         "Wholly-owned Subsidiary" shall mean any Subsidiary of which all of the Stock is owned, directly or indirectly, by Parent.








           STM-62598.3

   2. Certain Matters of Construction. Any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accord-ance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         All other undefined terms contained in the Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

         For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (d) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, made in accordance with the terms of the Loan Documents.








































           STM-62598.3

                                 ANNEX B
                                   to
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                         CASH MANAGEMENT SYSTEM

   Borrower  and  Parent  agree  to establish and maintain (and to cause
each   of  its  Subsidiaries  to  establish  and  maintain),  until  the
Termination Date, the cash management system described below:

         1. No Loan Party shall maintain any deposit, checking, operating or other bank account except for those accounts identified in
Schedule 3.20. So long as any Revolving Credit Advance is outstanding, no more than $250,000 in the aggregate may, for any two (2) consecutive Business Days, be maintained in the accounts of Loan Parties identified in Schedule 3.20.

         2. For so long as any Obligations are outstanding, Loan Parties shall deposit or, if directed by Lender, cause to be deposited directly, in either case on the date of receipt thereof, all cash, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into lock boxes or lock box accounts in Borrower's or Lender's name
(collectively, the "Lock Box Accounts") at the banks set forth in Attachment I hereto. On or before the Closing Date, Borrower shall have established a concentration account in Borrower's name (the "Concentration Account") at the bank set forth in Attachment I hereto.

         3. On or before the Closing Date, the banks at which the Lock Box Accounts are held shall have entered into tri-party lock box agreements (the "Lock Box Account Agreements") with Lender, Borrower and Parent, in form and substance acceptable to Lender. Each such Lock Box Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Lock Box Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (b) such bank agrees to sweep on a daily basis all available amounts in the Lock Box Account to the Concentration Account.

         4. On or before the Closing Date, the bank at which the Concentration Account is held shall have entered into a tri-party blocked account agreement (the "Concentration Account Agreement") with Lender, Borrower and Parent, in form and substance acceptable to Lender. Such Concentration Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of setoff or recoupment or any other claim against such Concentration Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (b) at any time upon Lender's request (which Lender may give or refrain from giving in its sole discretion), such bank agrees to sweep on a daily basis all amounts received in the Concentration Account to the Collection Account.

         5. On the Closing Date (to the extent not previously operative pursuant to the terms of the Existing Credit Agreement), (a) the blocked account arrangements shall immediately become operative at the banks at which the Lock Box Accounts and the Concentration Account a r e maintained, and (b) subject to clause (b) of paragraph 4 above, amounts outstanding under the Revolving Credit Loan shall













           STM-62598.3
be  reduced  through  daily  sweeps,  by  wire transfer, of the Lock Box
Accounts  into  the  Concentration  Account,  and  of  the Concentration
Account  into  the  Collection  Account,  as  provided  in this Annex B.
Borrower acknowledges that, at any time after Lender has given the notice referred to in Paragraph 4(b) above, it shall have no right to gain access to any of the moneys in the Lock Box Accounts or the Concentration Account until the Termination Date.

         6. Borrower may maintain, in its name, an account or accounts (the "Disbursement Accounts") at a bank acceptable to Lender into which Lender shall deposit the proceeds of the Term Loan and, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to Section 1.1 for use solely in accordance with the provisions of Section 1.4. The Disbursement Accounts as of the Closing Date are listed in Attachment I hereto. If Lender so requires, on or before the Closing Date, or at any time thereafter, the banks set forth in paragraph 3 of Attachment I hereto shall have entered into agreements (the "Disbursement Account Agreements") acknowledging Lender's security interest in the Disbursement Accounts in form and substance acceptable to Lender.

         7. So long as no Default has occurred, Borrower may amend Attachment I hereto to add or replace a Lock Box Account, Concentration Account or Disbursement Account; provided, that (a) Lender shall have consented to the opening of such account with the relevant bank, and
(b) with respect to any Lock Box Account or the Concentration Account, at the time of the opening of such account, Borrower and such bank shall have executed and delivered to Lender a Concentration Account Agreement, in form and substance satisfactory to Lender, and with respect to any Disbursement Account, at the time of the opening of such account, Borrower and such bank shall have executed and delivered to Lender a Disbursement Account Agreement. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) within 30 days of notice from Lender that the creditworthiness of the bank holding such accounts is no longer acceptable in Lender's sole judgment. The Lock Box Accounts, the Disbursement Account and the Concentration Account shall be cash collateral accounts with all cash, checks and other similar items of payment in such accounts securing payment of the Obligations, and in which Borrower shall have granted a first priority perfected Lien to Lender for the benefit of Lender pursuant to the Security Agreement.

         8. All amounts deposited in the Collection Account shall be deemed received by Lender in accordance with the terms of Section 1.10 and shall be applied (and allocated) by Lender in accordance with the terms of Section 1.10. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

         9. Borrower hereby constitutes and irrevocably appoints Lender its true and lawful attorney, with full power of substitution, to demand, collect, receive and sue for all amounts which may become due or payable under the Lock Box Accounts and the Concentration Account, and to execute all withdrawal receipts or other orders for Borrower, in its own name or in Borrower's name or otherwise, which Lender deems necessary or appropriate to protect and preserve its right, title and interest in such accounts.

         10. Upon request of Lender, Borrower shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by Borrower into the Lock Box Accounts and copies of all such c h ecks and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender. So long as no Default has occurred and is continuing, in making any such









           STM-62598.3
request, Lender shall consider (i) whether Borrower's financial condition necessitates the receipt by Lender of such information to monitor and protect the Collateral, and (ii) the amount of Excess Borrowing Availability.







































































           STM-62598.3

                         ATTACHMENT I TO ANNEX B


    LIST OF LOCK BOX ACCOUNTS, CONCENTRATION ACCOUNT AND DISBURSEMENT
                                 ACCOUNT


   1.    Lock Box Accounts.

         C.I.S. Technologies - Lockbox             3267-04-4
         Liberty Tulsa (Oxford Branch)
         P.O. Box One
         Tulsa, OK  74193
         (918) 586-1000

   2.    Concentration Account.

         C.I.S. Technologies - Operating           3053-04-8
         Liberty Tulsa (Oxford Branch)
         P.O. Box One
         Tulsa, OK  74193
         (918) 586-1000

   3.    Disbursement Account.

         C.I.S. Technologies                       639
         Peoples National Bank
         320 N. Main
         Kingfisher, OK  73750
         (405) 375-5911













































           STM-62598.3

                                 ANNEX C
                                   to
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                      SCHEDULE OF CLOSING DOCUMENTS


         The effectiveness of this Agreement and the obligation of Lender to make the Tranche D Term Loan is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below, dated the Closing Date, in form and substance satisfactory to Lender and its counsel, unless otherwise specified below:

I. PRINCIPAL LOAN DOCUMENTS.


(a)      Credit  Agreement.    The  Credit  Agreement  duly  executed by
Borrower and Parent.

   (b)   Notes.   A duly executed Revolving Credit Note and Term Note to
         the order of Lender.

II.      COLLATERAL DOCUMENTS.

   (a) Pledge Agreement. The Pledge Agreement duly executed by Parent together with delivery to Lender of:

         i) Certificates or other evidences of ownership representing the Pledged Shares (as defined therein) and appropriate undated stock powers (or the equivalent thereof) executed in blank; and

         ii) Evidence that all action necessary or, in the opinion of and at the request of Lender, desirable to perfect and protect the security interests created by the Pledge Agreement has been taken.

   (b)   Recordings  and  Filings.    Evidence  of the completion of all
         recordings and filings as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect or continue to perfect the Lien created by the Collateral Documents; and

   (c) Evidence of Insurance. Evidence that the insurance required by the terms hereof is in full force and effect.

III.     THIRD PARTY AGREEMENTS.

         (a) Cash Management System. To the extent not previously delivered to Lender in connection with the Existing Credit Agreement, duly executed Lock Box Account Agreements, Concentration Account Agreement and Disbursement Account Agreement as contemplated by Annex B.



















           STM-62598.3

IV.      DOCUMENTS DELIVERED BY BORROWER.

         (a)   Board  Resolutions  and  Incumbency  Certificates.    A
certificate of the Secretary or an Assistant Secretary of:

               i) Parent certifying (A) the resolutions adopted by the Board of Directors of Parent approving each Loan Document to be entered into in connection with this Agreement to which Parent is a party and the transactions contemplated hereby and thereby, (B) all documents evidencing other necessary corporate action by Parent and required governmental and third party approvals with respect to each such Loan Document, and (C) the names and true signatures of the authorized officers of Parent; and

               ii) Borrower certifying (A) the resolutions adopted by the Board of Directors of such Borrower approving the Loan Documents to be entered into in connection with this Agreement to which Borrower is a party and the transactions contemplated thereby, (B) all documents evidencing other necessary corporate action by Borrower and required governmental and third party approvals with respect to the Loan Documents to which it is a party, and (C) the names and true signatures of the authorized officers of Borrower.

         (b) Articles of Incorporation; By-Laws and Good Standing Certificates. Each of the following documents:

               i) the certificate of incorporation of each of Parent, Borrower, and AMSC as in effect on the Closing Date, certified by the Secretary of State or other appropriate authority of the State of its incorporation as of a recent date, and the by-laws of Parent, Borrower, and AMSC as in effect on the Closing Date, certified by the Secretary, Assistant Secretary or other appropriate officer or director of Parent, Borrower and AMSC; and

               ii) a good standing certificate for each of Parent, Borrower and AMSC from the Secretary of State or other appropriate authority of the State of its incorporation as of a recent date.


         (c) Financial Statements. Copies of the financial statements described in Schedule 3.4.

V. LEGAL OPINIONS.

         (a)   Legal  Opinion.    An opinion of Tom Noulles, Chief Legal
Counsel to Parent and Borrower, in form and substance satisfactory to Lender and its special counsel.




























           STM-62598.3

                                 ANNEX D
                                   to
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                        SCHEDULE OF CERTAIN FEES


   1. Closing Fee. Borrower shall pay to Lender, for the account of Lender, a closing fee of $125,000 (the "Closing Fee") on the Closing Date.

   2. Non-Use Fee. Borrower shall pay to Lender, for the account of Lender, an unused facility fee (the "Non-Use Fee"), equal to one-half of one percent (0.5%) per annum on the average unused daily balance of the Revolving Credit Commitment, payable in arrears (i) for the preceding calendar month, on the first Business Day of each calendar month commencing December 1, 1994, and (ii) on the Commitment Termination Date. All computations of the foregoing fees shall be made by Lender on the basis of a three hundred sixty (360) day year, and for the actual number of days occurring in the period for which such fee is payable.

   3. Collateral Examination Charge. Borrower shall pay to Lender, for Lender's own account, a collateral examination charge of $500 per day per individual in connection with any field examination conducted by Lender.















































           STM-62598.3

                                 ANNEX E
                                   to
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                    FINANCIAL STATEMENTS AND NOTICES


   1. As frequently as Lender may request for any period, and in any event no later than the tenth (10th) Business Day of each Fiscal Month:

         (a) a Borrowing Base Certificate as of the last day of the preceding period;

         (b) at the request of Lender, a collateral report for Borrower with respect to (i) all additions and reductions (both cash and non-cash) with respect to Borrower's Accounts and (ii) reports of Borrower's Accounts other than Eligible Accounts; and

   2. By no later than the tenth (10th) Business Day of each Fiscal Month, for Borrower, a monthly aged Accounts trial balance by Account
Debtor and a schedule detailing ineligible Accounts for adjustments to the Borrowing Base, and a reconciliation of such aged Accounts trial balance to Borrower's general ledger for the previous Fiscal Month and monthly financial statement, in each case accompanied by such supporting detail and documentation as Lender may request.

   3. At the request of Lender, by no later than thirty (30) days after the end of each Fiscal Month:

         (a) an internally prepared income statement and statement of cash flows for such Fiscal Month and that portion of the current Fiscal Year ending as of the close of such Fiscal Month, and balance sheet as at the end of such Fiscal Month, for Parent on a consolidated basis, which financial and other information shall provide comparisons to the prior year's equivalent period, both on a monthly and year-to-date basis, and to budget; and

         (b) a certification of the Chief Executive Officer or Chief Financial Officer of Parent and Borrower that all such financial statements are complete and correct and present fairly the financial position, the results of operations and the changes in financial position of Parent as at the end of such Fiscal Month and for the period then ended, and that there was no Default in existence as of such time or specifying those Defaults of which he or she was aware.

   4.    Within  forty-five  (45)  days  after  the close of each Fiscal
Quarter:

         (a) copies of the quarterly unaudited financial statements of Parent determined on a consolidated and consolidating basis, each consisting of a balance sheet and statement of operations, retained earnings and cash flow, setting forth in comparative form the figures for the same Fiscal Quarter of the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP and

















           STM-62598.3
accompanied by a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants set forth in Annex G;

         (b) a report of the Chief Executive Officer or the Chief Financial Officer of Parent setting forth management's discussion and analysis of all current income statement, balance sheet and cash flow financial trends; and

         (c) a certification of the Chief Executive Officer or Chief Financial Officer of Parent that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of such Parent as at the end of such Fiscal Quarter and for the period then ended, and that there was no Default in existence as of such time or specifying those Defaults of which he or she was aware.

   5.    Within ninety (90) days after the close of each Fiscal Year:

         (a) copies of the annual audited financial statements of Parent determined on a consolidated and consolidating basis (together with an auditor's compilation thereof), each consisting of a balance sheet and statement of operations, retained earnings and cash flow, setting forth in comparative form the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by Coopers & Lybrand or another firm of independent certified public accountants of recognized national standing selected by Parent and acceptable to Lender, and accompanied by
(i) a statement in reasonable detail showing the calculations used in determining Parent's and Borrower's compliance with the financial covenants set forth in Annex G, and (ii) a report from such accountants to the effect that in connection with their audit examination, they did not become aware of any Default, or specifying those Defaults, of which they became aware;

         (b) a report of the Chief Executive Officer or the Chief Financial Officer of Parent setting forth management's discussion and analysis of all current income statement, balance sheet and cash flow financial trends;

         (c) the annual letter from each Loan Parties' Chief Executive Officer or Chief Financial Officer to such accountants in connection with their audit examination detailing such Loan Party's contingent liabilities and material litigation, ERISA, labor and environmental matters; and

         (d) a certification of the Chief Executive Officer or Chief Financial Officer of Parent that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of such Loan Party as at the end of such Fiscal Year and for the period then ended, and that there was no Default in existence as of such time or specifying those Defaults of which he or she was aware.

   6. Not later than January 31 of each Fiscal Year, a final operating plan which shall include a quarterly budget (including a Capital Expenditures budget) for the Loan Parties acceptable to Lender for such Fiscal Year approved by the applicable Loan Party's board of directors and, in each case, which includes the following:

         (a) projected balance sheets for such Fiscal Year, on a quarterly basis:











           STM-62598.3

         (b) projected cash flow statements and, with respect to Borrower, forecasted Excess Borrowing Availability, including summary details of cash disbursements (including Capital Expenditures) for such Fiscal Year, on a quarterly basis;

         (c) projected statements of operations for such Fiscal Year, on a quarterly basis; and

         (d) projected annual balance sheet, cash flow statements, and statements of operations of Parent on a consolidated basis for such Fiscal Year; together with a description of major assumptions used in generating such balance sheets, cash flows and income statements, and operating plan, and other appropriate supporting details as requested by Lender.

   7. As soon as practicable, but in any event within two (2) Business Days after Parent or Borrower becomes aware of the existence of any Default, or any development or other information that would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days.

   8. Upon Lender's request, copies of all federal, state, local and foreign tax returns, information returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by any Loan Party thereof.

   9. Promptly upon their becoming available, copies of any final registration statements and the regular, periodic and special reports, if any, which any Loan Party thereof shall have filed with the S e c urities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange.

   10. Promptly upon the mailing thereof to the shareholders of Parent generally, copies of all financial statements, reports and proxy statements so mailed.

   11. As soon as possible, and in any event within 10 days after Parent or Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by the chief financial officer of such Loan Party setting forth details respecting such event or condition and the action, if any, that such Loan Party or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Loan Party or any ERISA Affiliate with respect to such event or condition):

         (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the IRC or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with
Section 412(d) of the IRC);

         (b) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;
















           STM-62598.3

         (c) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower, any Subsidiary thereof or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

         (d) the complete or partial withdrawal by any Loan Party or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by any Loan Party or any ERISA A f f iliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

         (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Loan Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.

   12. Such other reports and information respecting any Loan Party's businesses, financial condition or prospects as Lender may, from time to time, reasonably request.





















































           STM-62598.3

                                 ANNEX F
                                   to
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                         INSURANCE REQUIREMENTS


I. Coverage  Requirements.    The  insurance policies maintained by Loan
Parties   provide  for,  without  limitation,  the  following  insurance coverage:

   (a) "All Risk" physical damage on all of the Loan Parties' tangible, real and personal property and assets, wherever located, and covers, without limitation, fire and extended coverage, boiler and machinery coverage, flood, earthquake, theft, burglary, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or its equivalent). Such endorsement, or an independent instrument furnished to Lender, provides that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Loan Party or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage;

         (b) Comprehensive general liability insurance on an "occurrence basis" against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and
$2,000,000  in  the  aggregate.    Such  coverage  includes,  without
limitation, premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability;

         (c) Statutory limits of worker's compensation insurance which includes employee's occupational disease and employer's liability in the amount of $500,000 for each accident or occurrence;

         (d) Automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence;

         (e) Umbrella insurance of $10,000,000 per occurrence and $10,000,000 in the aggregate; and

         (f) Crime insurance with respect to employee dishonesty in an amount not less than $250,000.

         All of such policies (i) shall have deductibles acceptable to Lender (it being understood that current deductibles are acceptable);
(ii) shall provide that Lender will be notified by written notice at l e ast thirty (30) days prior to such policy's cancellation or modification; (iii) are in full force and effect; (iv) are in form and with insurers recognized as adequate by Lender (insurers with an A.M. Best rating lower














           STM-62598.3
than  "A"  will not be considered adequate); and (v) provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of Lender and as otherwise acceptable
to  Lender.    Each  property  insurance  policy contains a clause which
provides   that  Lender's  interest  under  such  policy  shall  not  be invalidated by any act or omission to act of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in such policy. The Loan Parties have delivered to Lender a certificate of insurance that evidences the existence of such policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement.































































           STM-62598.3

                                 ANNEX G
                                   to
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                           FINANCIAL COVENANTS


   1. Fixed Charge Coverage Ratio. Parent and its Subsidiaries, on a consolidated basis, shall maintain for each four Fiscal Quarter period, commencing with the four Fiscal Quarter period ending on September 30, 1995, a Fixed Charge Coverage Ratio for such period of not less than the amount for such period set forth below:

         For Four Fiscal               Minimum
         Quarter Period Ending           Ratio

         September 30, 1995            1.9 to 1.0
         December 31, 1995             1.9 to 1.0
         March 31, 1996                   1.9 to 1.0
         June 30, 1996                      1.9 to 1.0
         September 30, 1996            1.9 to 1.0
         December 31, 1996             1.9 to 1.0
         March 31, 1997                   1.9 to 1.0
         June 30, 1997                      1.9 to 1.0
         September 30, 1997            1.9 to 1.0

   2. Minimum Net Worth. Parent shall maintain as at the end of each Fiscal Quarter Net Worth of the Parent and its Subsidiaries on a consolidated basis of not less than the amount for such period set forth below:

         Fiscal Quarter
             Ending              Minimum Net Worth


         September 30, 1995       27,225,000
         December 31, 1995        27,600,000
         March 31, 1996           27,975,000
         June 30, 1996            28,350,000
         September 30, 1996       28,725,000
         December 31, 1996        29,100,000
         March 31, 1997           29,475,000
         June 30, 1997            29,850,000
         September 30, 1997       30,225,000





















           STM-62598.3

   3. Total Days Sales in Accounts. Total Days Sales in Accounts as at the end of each Fiscal Quarter shall not exceed (i) with respect to CIS Accounts, 85, (ii) with respect to HBA Accounts (other than Charge Recovery Accounts), 65, and (iii) with respect to Charge Recovery Accounts, 275.

   4.    Current  Ratio.   Parent and its Subsidiaries on a consolidated
basis shall maintain a ratio of Current Assets to Current Liabilities as at the end of each Fiscal Quarter of not less than 1.75 to l.


































































           STM-62598.3

                              SCHEDULE 3.4
                                   to
                            CREDIT AGREEMENT

                      Dated as of February 1, 1996


                          FINANCIAL STATEMENTS


   All of the following balance sheets and statements of operations and cash flows of the Parent and its Subsidiaries on a consolidated basis, copies of which are attached hereto and have been furnished by the Parent to Lender prior to the date of this Agreement, have been, except as noted therein, prepared in conformity with GAAP and present fairly the financial position of the Parent and its Subsidiaries on a consolidated basis in each case as at the dates thereof, and the results of operations and cash flows for the periods then ended (as to the unaudited interim financial statements, subject to normal year-end audit adjustments and the absence of footnotes):

      (i) the unaudited consolidated and consolidating balance sheet of the Parent as at September 30, 1995 and the related consolidated and consolidating statement of operations and cash flows for the nine Fiscal Months ending September 30, 1994; and

     (ii) the audited and certified consolidated and consolidating balance sheet of the Parent as of December 31, 1994 and the consolidated and consolidating statement of operations and cash flows for the year then ended, with the opinion thereon of Coopers & Lybrand L.L.P.














































           STM-62598.3